ARTICLES OF INCORPORATION
                                       OF
                         IVG PRODUCT TECHNOLOGIES, INC.

                                       I.

     The  name  of  the  corporation  is  IVG  PRODUCT  TECHNOLOGIES,  INC.

                                       II.

     It's resident agent and registered office in the State of Nevada is as follows:

                              Paracorp Incorporated
                       318 North Carson Street, Suite 208
                           Carson City, Nevada, 89701.

                                      III.

     This Corporation is authorized to issue one class of shares of stock to be designated as "Common Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

     A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

     C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

     D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal.

                                       IV.

     The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

     The name and address of the members of the first board of directors, which shall consist of one (1) member, is as follows:

                                 Elorian Landers
                       12503 Exchange Boulevard, Suite 554
                               Stafford, TX 77477

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                       V.

     The name and address of the incorporator signing the Articles of Incorporation is as follows:

                             Brian A. Lebrecht, Esq.
                        22342 Avenida Empresa, Suite 230
                        Rancho Santa Margarita, CA 92688

                                       VI.

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                                      VII.

     The corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

                                      VIII.

      The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 23rd day of July, 2002.



                              /s/ Brian A. Lebrecht, Esq.
                              _____________________________
                              Brian  A.  Lebrecht,  Esq.,
                              Incorporator

                      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                 BY RESIDENT AGENT

     The undersigned, Paracorp Incorporated, hereby accepts the appointment as Resident Agent of the above named corporation.


Resident  Agent


Dated: ____________________               Name: _____________________________
                                          By:   _____________________________